UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

Green Giant Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GGE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2022, Green Giant Inc. (the “Company”) completed the change of its name from China HGS Real Estate Inc. to Green Giant Inc., effective immediately (the “Name Change”). The Company filed a Certificate of Amendment (the “Certificate”) with the Secretary of State for the State of Florida to amend and restate its articles of incorporation on March 10, 2022. The Name Change was approved by the Company’s Board of Directors (the “Board”) on January 27, 2022 and by shareholders holding a majority of the Company’s issued and outstanding capital stock on February 2, 2022.

The Name Change does not affect the rights of the Company’s shareholders. The Company’s common stock will cease trading under the ticker symbol “HGSH” and will begin trading under the ticker symbol “GGE” as of March 23, 2022. In connection with the Name Change, the Company's common stock will continue to trade on the Nasdaq Capital Market and will keep the same CUSIP number of 16948W 209.

A copy of the Certificate effecting the name change, as filed with the Florida Secretary of State, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Green Giant Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2022	Green Giant Inc.

	By:	/s/ Neng Chen
Name: Neng Chen
Title: Chief Executive Officer and Chairman